July 22, 2003



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read Item 4 of 3D Systems Corporation's Form 8-K dated July 16, 2003 and we agree with the statements made therein.


Yours truly,


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP